UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2026

LIMBACH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5102 W Laurel Street, Suite 700, Tampa, Florida 33607
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On July 24, 2026, Limbach Facility Services LLC (“Borrower”), a wholly owned subsidiary of Limbach Holdings, Inc. (“LHI”), Limbach Holdings LLC, a wholly owned subsidiary of LHI, and certain other loan parties thereto entered into the Third Amendment to the Second Amended and Restated Credit Agreement (the “Third Amendment to the Credit Agreement”) with Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation, as administrative agent, and the other lenders party thereto, which amends that certain Second A&R Wintrust Credit Agreement, dated as of May 5, 2023 (as amended by that certain First Amendment to the Second A&R Wintrust Credit Agreement, dated as of March 13, 2024, and as further amended by the Second Amendment to the Second A&R Wintrust Credit Agreement, dated as of June 27, 2025).
The Third Amendment to the Credit Agreement provides for, among other things, (i) an increase in the aggregate principal amount of the senior secured revolving credit facility from $100.0 million to $125.0 million, (ii) a reduction in the applicable margins for Term SOFR and Prime Rate revolving loans based on the Borrower’s Senior Leverage Ratio (as the term is defined in the Credit Agreement), and (iii) revisions to certain defined terms to reflect updated operational and financial provisions. The Third Amendment to the Credit Agreement also includes other conforming and related changes in connection with the amendments described above.
The foregoing description of the Third Amendment to the Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Third Amendment to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Third Amendment to the Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about the Borrower or any of its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Third Amendment to the Credit Agreement were made solely for purposes of that agreement and as of specific dates, are solely for the benefit of the parties thereto, may be made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties, and covenants, or any description thereof, as characterizations of the actual state of facts or condition of the Borrower or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Third Amendment to the Credit Agreement, and such subsequent information may or may not be fully reflected in public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*
Third Amendment to the Second Amended and Restated Credit Agreement, dated as of July 24, 2026, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Loan Parties party thereto, the Lenders party thereto and Wheaton Bank & Trust Company, N.A., as Administrative Agent and L/C Issuer.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
*    Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Issuer will furnish the omitted schedules to the SEC upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Executive Vice President and Chief Financial Officer

Dated: July 24, 2026